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Analyst Contact:  Catherine James           Media Contact: Sitrick And Company
        Executive Vice President                           Sandra Sternberg
        Chief Financial Officer                            Ann Julsen
        203-532-4320                                       310-788-2850


         FINE HOST APPOINTS PRICE WATERHOUSE AS NEW INDEPENDENT AUDITORS

         Greenwich, Conn. -- February 11, 1998 -- Fine Host Corporation (NASDAQ:
FINE) announced today that it has engaged Price Waterhouse LLP as its independent auditors for the fiscal year ended December 26, 1997. Price Waterhouse replaces Deloitte & Touche LLP, which served as the Company's independent auditors since 1985.

         Fine Host Corporation provides food and beverage concession and catering services to more than 900 facilities, primarily through multi-year contracts in the following markets: the recreation and leisure market (arenas, stadiums, amphitheatres, civic centers and other recreational facilities); the convention center market; the education market (colleges, universities and elementary and secondary school nutrition programs); the business dining market (corporate cafeterias, office complexes and manufacturing plants); the health care market (long-term care facilities and hospitals); and the corrections market (prisons and jails).

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